UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

THE RESERVE PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	000-8157	73-0237060
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6801 Broadway Ext., Suite 300
Oklahoma City, Oklahoma 73116-9092
(Address of principal executive offices)

(405) 848-7551
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 5.07                      Submission of Matters to a Vote of Security Holders

On May 17, 2011, The Reserve Petroleum Company (the “Company”) held its 2011 Annual Meeting of Stockholders. The following table presents the final voting results for the items that were presented for stockholder approval:

1. – Election of Nine Directors

Nominee	For	Against	Abstentions	Broker Non-votes

Mason McLain	91,505	1,661	---	18,946
Robert T. McLain	91,505	1,661	---	18,946
Robert L. Savage	90,882	2,284	---	18,946
Marvin E. Harris	91,031	2,135	---	18,946
Jerry L. Crow	91,031	2,135	---	18,946
William M. (Bill) Smith	91,511	1,655	---	18,946
Doug Fuller	91,031	2,135	---	18,946
Cameron R. McLain	91,505	1,661	---	18,946
Kyle L. McLain	91,499	1,667	---	18,946

2.–	Ratification of HoganTaylor LLP as the independent auditors for 2010.	112,125	13	---	---

3.–	The stockholders approved all actions of the directors since the stockholders’ annual meeting on Tuesday, May 18, 2010. The stockholders cast 112,138 votes for the proposal. There were no abstentions, broker non-votes or votes cast against the proposal.

All nine nominated directors were re-elected to serve for terms of one year each and the selection of HoganTaylor LLP as the independent registered public accountants for 2011 was ratified. All actions of the directors since the prior year’s stockholders’ annual meeting were also approved.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2011.

Item 8.01 Other Events

On May 17, 2011, the Company’s Board of Directors approved a $10.00 per share cash dividend to be paid June 16, 2011 to the Company’s common stockholders of record at the close of business on June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Cameron McLain
Cameron McLain
Principal Executive Officer

Date: May 19, 2011